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Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of ProQuest Company (the "Company") on Form 10-Q for the period ending September 28, 2002 hereof (the "Report"), the undersigned Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002 that based on his knowledge: 1) the Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.



          /s/  James P. Roemer
--------------------------------------------
 James P. Roemer, Chairman and
 Chief Executive Officer






November 12, 2002